EXHIBIT 77 to Neuberger Berman Equity Funds Form NSAR August 31, 2009

File Number: 81100582
CIK Number: 000044402

SubItem 77C: Report of Votes of Shareholders

A special meeting of shareholders of
Neuberger Berman Climate Change Fund, Neuberger
Berman Emerging Markets Equity Fund,
Neuberger Berman Equity Income Fund, Neuberger
Berman Focus Fund, Neuberger Berman
Genesis Fund, Neuberger Berman Guardian Fund,
Neuberger Berman International Fund,
Neuberger Berman International Institutional Fund,
Neuberger Berman International Large Cap Fund,
Neuberger Berman Large Cap Disciplined
Growth Fund, Neuberger Berman Mid Cap Growth
Fund, Neuberger Berman Partners Fund,
Neuberger Berman Real Estate Fund, Neuberger
Berman Regency Fund, Neuberger Berman
Select Equities Fund, Neuberger Berman Small and Mid Cap Growth Fund, Neuberger Berman
Small Cap Growth Fund and Neuberger Berman
Socially Responsive Fund (each a Fund and collectively the Funds), each a series of Neuberger Berman Equity Funds (the Trust), was held on April 6, 2009 for each Fund except Neuberger
Berman Small Cap Growth Fund, which was
held on April 20, 2009. Upon completion of the acquisition of Neuberger Berman Management
LLC (Management) and Neuberger Berman, LLC
(Neuberger) by NBSH Acquisition, LLC, an entity organized by key members of Neuberger
Bermans senior management (the Acquisition), the Trusts management and subadvisory agreements, on behalf of each Fund, with Management and Neuberger, respectively, automatically terminated. To provide for continuity of management, the shareholders of each Fund voted on the following matters, which became effective upon completion of the Acquisition on May 4, 2009.

PROPOSAL 1  TO APPROVE A NEW MANAGEMENT AGREEMENT BETWEEN
THE TRUST, ON BEHALF OF EACH FUND, AND A NEWLYFORMED SUCCESSOR
ENTITY TO MANAGEMENT (NEW MANAGEMENT)

Neuberger Berman 	Votes For	Votes 		Abstentions		Broker
Equity Funds				Against					NonVotes

Climate Change Fund	427,362		 		2994			36,243

Emerging Markets
Equity Fund		308,444

Equity Income Fund	1,891,391	4,667		11,795			743,332

Focus Fund 		19,451,008	837,462		1,483,395		3,846,696

Genesis Fund		120,376,050	2,384,250	3,634,517		21,165,113

Guardian Fund		40,238,909	1,447,460	1,583,243		5,372,705

International Fund	13,787,213	326,889		348,058			5,331,933

International
Institutional Fund	18,096,092	11,126		16,418			623,328

International
Large Cap Fund		7,721,689	18,965		39,266			1,823,995

Large Cap Disciplined
Growth Fund		2,909,829	128,014		114,830			532,346

Mid Cap Growth Fund	26,277,124	1,077,997	1,277,367		7,002,587

Partners Fund		57,022,505	2,610,521	6,451,898		9,152,745

Real Estate Fund	2,907,593	41,600		99,058			1,182,593

Regency Fund		4,678,677	120,737		166,737			1,989,123

Select Equities Fund	1,312,972	34,665		35,140			538,703

Small and Mid Cap
Growth Fund		661,381		270		209			12,815

Small Cap Growth Fund	9,391,657	249,992		277,318			4,697,568

Socially Responsive
Fund			22,910,526	804,318		993,666			8,568,793



PROPOSAL 2  TO APPROVE A NEW SUBADVISORY AGREEMENT WITH
RESPECT TO THE TRUST AND EACH FUND, BETWEEN NEW MANAGEMENT
AND NEUBERGER

Neuberger Berman 	Votes For	Votes 		Abstentions		Broker
Equity Funds				Against					NonVotes

Climate Change Fund	427,361		 		2994			36,243

Emerging Markets
Equity Fund		308,444

Equity Income Fund	1,891,391	4,667		11,795			743,332

Focus Fund 		19,419,293	863,917		1,488,655		3,846,696

Genesis Fund		120,350,934	2,410,083	3,633,802		21,165,111

Guardian Fund		40,307,192	1,452,324	1,510,096		5,372,705

International Fund	13,779,591	325,661		356,909			5,331,932

International
Institutional Fund	18,085,899	21,514		16,223			623,328

International Large
Cap Fund		7,721,878	18,965		39,077		 	1,823,995

Large Cap Disciplined
Growth Fund		2,900,497	136,834		115,342			532,346

Mid Cap Growth Fund	26,251,154	1,104,744	1,276,589		7,002,588

Partners Fund		56,914,357	2,662,961	6,507,605		9,152,746

Real Estate Fund	2,895,328	38,964		113,959			1,182,593

Regency Fund		4,678,874	119,281		167,996			1,989,123

Select Equities Fund	1,295,324	45,778		41,665			538,703

Small and Mid Cap
Growth Fund		661,586		270		4			12,815

Small Cap Growth Fund	9,383,231	254,843		280,893			4,697,568

Socially Responsive
Fund			22,917,776	806,745		983,989			8,568,793

PROPOSAL 3  TO APPROVE THE ELECTION OF THE FOLLOWING TRUSTEES
TO THE BOARD OF TRUSTEES OF THE TRUST:*

Neuberger Berman 	Votes For	Votes		Abstentions		Broker
Equity Funds 				Withheld				NonVotes

Joseph V. Amato		375,800,496	25,057,691


John Cannon		376,042,283	24,815,904


Faith Colish		376,397,707	24,460,480


Robert Conti		376,557,077	24,301,110

Martha C. Goss		376,415,188	24,442,999


C. Anne Harvey		376,525,613	24,332,574


Robert A. Kavesh	375,957,185	24,901,002


Michael M. Knetter	376,709,573	24,148,614


Howard A. Mileaf	376,709,573	24,148,614


George W. Morriss	376,915,464	23,942,723


Edward I. OBrien	376,310,888	24,547,299


Jack L. Rivkin		376,029,844	24,828,343


Cornelius T. Ryan	375,904,396	24,953,791

Tom D. Seip		376,671,096	24,187,091


Candace L. Straight	376,954,598	23,903,589


Peter P. Trapp		361,387,672	39,470,515


	* Denotes trustwide proposal and voting results.

Written Consents of Sole Shareholder

The sole shareholder of Neuberger Berman
Large Cap Value Fund and Neuberger Berman
Research Opportunities Fund (each a Fund and collectively the Funds), each a series of Neuberger Berman Equity Funds (the Trust), signed written consents on January 23, 2009 approving certain agreements with respect to each Fund enumerated below. Upon completion of the acquisition of Neuberger Berman Management
LLC (Management) and Neuberger Berman,
LLC (Neuberger) by NBSH Acquisition, LLC, an entity organized by key members of Neuberger Bermans senior management (the
Acquisition), the Trusts management and
subadvisory agreements, on behalf of each Fund, with Management and Neuberger, respectively, automatically terminated. To provide for continuity of management, the sole shareholder of each Fund signed written consents approving the following matters, which became effective upon completion of the Acquisition on May 4, 2009:
1) A new management agreement between the Trust, on behalf of each Fund, and a newlyformed successor entity to Management (New
Management); 2) A new subadvisory agreement with respect to the Trust and each Fund, between New Management and Neuberger; and
3) The election of the following Trustees to the Board of Trustees of the Trust: Joseph V.
Amato, John Cannon, Faith Colish, Robert Conti,
Martha C. Goss, C. Anne Harvey, Robert A.
Kavesh, Michael M. Knetter, Howard A. Mileaf,
George W. Morriss, Edward I. OBrien, Jack L.
Rivkin, Cornelius T. Ryan, Tom D. Seip,
Candace L. Straight and Peter P. Trapp.
Neuberger, as the sole shareholder, was the owner of 244,167.26 shares or 100% of Neuberger
Berman Large Cap Value Fund and 516,365.68 shares or 100% of Neuberger Berman Research Opportunities
Fund on January 23, 2009.

The sole shareholder of Neuberger Berman Large
Cap Value Fund and Neuberger Berman
Research Opportunities Fund also signed written consents on June 12, 2009 and April 1, 2009, respectively, amending the Management Agreement dated November 3, 2003 between the Trust and Management with respect to each Fund changing the management fee paid by each Fund to an annual rate of 0.550% of the first $250 million of the Funds average daily net assets, 0.525% of the next $250 million, 0.500% of the next
$250 million, 0.475% of the next $250 million, 0.450% of the next $500 million, 0.425% of the next $2.5 billion and 0.400% of average daily net assets in excess of $4 billion. Prior to June 12, 2009 for Neuberger Berman Large Cap Value
Fund and April 1, 2009 for Neuberger Berman
Research Opportunities Fund, each Fund paid NB
Management a fee at the annual rate of 0.45% of the Funds average daily net assets. On June 12, 2009, Neuberger held 141,932.13 shares or 100% of Neuberger Berman Large Cap Value Fund and on April 1, 2009, Neuberger held 393,322.22 shares or 100% of Neuberger Berman
Research Opportunities Fund.




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